Exhibit 23.1

Ziv Haft
Head Office: Arnot Bituach House Bldg. B 48 Dereh Menahem Begin Rd. Tel Aviv 66180, Israel www.bdo.co.il E-mail: bdo@bdo.co.il

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 13, 2018, relating to the financial statements of Enertec Systems 2001 Ltd. appearing in DPW Holdings, Inc's Current Report on Form 8-K/A filed on October 22, 2018.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

October 22, 2018